Exhibit 99.1

FOMO WORLDWIDE REPORTS RECORD REVENUE growth of 1,044% IN 2022; FILES ANNUAL REPORT AFFIRMING SEC CURRENT REPORTING STATUS

Pittsburgh, PA, April 18, 2023 – FOMO WORLDWIDE, INC. (US OTC: FOMC) is pleased to report that it has filed its 2022 annual report under Form 10-K, affirming its SEC current status. During the year ended December 31, 2022, the Company grew operating revenues 1,044% to $7,515,451 from $657,136 in 2021. Sales for the year included the operations of SMARTSolution Technologies L.P. (“SST”) acquired on February 28, 2022, which drove the majority of the increase. Gains were driven by strong K12 demand in the Company’s core 190 school district markets in Eastern Ohio, Western Pennsylvania, and West Virginia. Orders that had been largely unfulfilled due to pandemic closures and supply chain constraints in 2020 - 2021 led to record backlog at SST, which continues to be strong today. On a pro forma and consolidated basis as if the SST purchase closed at the beginning of the year, FOMO generated approximately $8.8 million revenues in 2022, up from $4.3 million in 2021 and $3.2 million in 2020, representing YoY growth of 137% in 2022 and a high double digit % compound annual growth rate (CAGR).

During 2022, SST’s equipment sales were $8.3 million (93%), service and installation revenues were $529K (6.9%), and shipping and other revenues were $16K (0.1%). SST’s 2022 pro forma gross profit was $1.32 million (14.9%), impacted by inventory adjustments. Excluding write-downs and charges of roughly $272,000, SST’s pro forma adjusted gross profit was $1.59 million (18%). SST’s pro forma EBITDA excluding inventory charges, private company audit fees, one time professional fees, and interest expense, was roughly $648,000 (7.3%). Excluding non-recurring items including excess audit fees, M&A fees, legal expenses, and one-time charges, SST’s 2022 unaudited pro forma unaudited adjusted net income was positive. These figures exclude public company expenses, finance and legal fees, and the impact of the rebranding of our clean tech business, which together resulted in net losses for the year that were improved by several million dollars from 2021.

Diamond Status with SMART Technologies Competitive Advantage

During 2022, SST’s business benefited from its Diamond status with its primary vendor SMART Technologies, whose lead product is interactive flat panels (IFP’s) commonly referred to in the industry as “Smart Boards”. Today, for the first time in almost four years, this critical vendor line has been paid to a $0 balance and SST’s Diamond status with SMART has been affirmed. This preserves pricing benefits, sales referrals, and other strategic synergies important for SST’s competitive position in its region, which we intend to expand into neighboring markets organically and through potential acquisitions. During the year, SST’s average deal size increased significantly, helping drive revenues to near record levels. Key wins included an order for over 255 IFP’s from a school district in the Pittsburgh Metropolitan area with a total value of $1.3 million. Further information on SMART Technologies can be found at https://www.smarttech.com/en/education.

Expanding Beyond K12

To build its business, SST is broadening its outreach beyond K12 schools. For example, SST recently won business with a fraternal order police department, a large Allegheny County correctional institution, professional sports franchises in the city, healthcare and pharmaceutical companies, a major university, and other post-secondary institutions. SST is currently negotiating contracts and installing equipment with fire departments, athletic departments of K12 schools looking to add video walls to their sports complexes, 911 centers for emergency response, medical providers, and other new segments adding to growth. Evolution of order flow beyond K12 is critical to success at SST as the business exits 2022 and looks to accelerate growth and improve profitability. SST is also looking to cross-sell clean technologies, aquaponics, digital signage, and other offerings to diversify its revenue mix and customer yields. As part of its new growth outlook and repositioning, FOMO WORLDWIDE is remodeling SST’s headquarters and has made it the center of operations for all businesses including the public holding Company.

Enhanced Financial Reporting

On the finance and accounting front, FOMO’s books are now in order after restating 1Q22 2Q22, filing a previously unreported 3Q22 and its Form 10K/A under iXBRL format. The Company has enhanced its internal staff with new hires and promotions as well as the engagement of external advisors. The Company engaged a world class PCAOB audit firm, Urish Popeck & Co., LLC (“UP”), which is an affiliate of the BDO network. We are looking for further expertise in our finance department and believe we may add to our team possibly through retention of key staff at planned acquisitions under letter of intent (LOI) in enterprise content, modular construction, analog and digital signage, and education technology. We are also interviewing audit and legal firms for UK and USA private company work to handle our M&A campaign and to support our public company auditors at UP.

LMS and Enterprise Growth Plans

We recently met with our primary IFP vendor SMART, and they were enthusiastic about our vision to target enterprises via learning management systems (LMS), online training and content, and compliance via acquisitions. They agreed with SST, that as far as education technology products and services go, that enterprise represents the area of greatest opportunity, upside, and margin. We now have a substantial acquisition pipeline that, if consummated, could let our Company finally break away and achieve the scope and scale necessary for success in today’s volatile business, financing, and regulatory landscape.

FOMO HOUR To Be Held Weekly at 5:00pm ET

For further information, please see the investor sponsored FOMO WORLDWIDE, INC. Discord under “FOMO HOUR” @ https://discord.gg/uKMkc6XY5F. All prior sessions are available at that thread and under Forms 8-K filed with the SEC at www.sec.gov for those unable to attend or login to the chat room. This investor meeting will be held weekly at 5:00pm to update investors on our progress as we build for the future.

Management Commentary

Said Vik Grover, CFA: “The 10-K filing marks the conclusion of a complex accounting and audit process that included recasting our primary acquisition from cash accounting to accrual accounting, clean-up of certain ineffective methodologies and systems, and a complete tear-down of its books and records invoice-by-invoice matched part-by-part back to 2019. This process consumed our limited resources and staff, as they effectively worked on auditing SST as well as the public organization for an entire year. Despite that herculean effort, and even with our public company delinquent in reporting and corporate status impaired, SST still reported significant revenue growth at near record levels in its nearly three decade history.

I can state with extreme confidence that the foundation is now in place to finish what we started in 2019, which is to become a leading public incubator of high growth private and public companies looking for capital and liquidity to support their own growth. Today and in the near-term, our outlook is heavily weighted towards education technology and services, enterprise learning systems, training and compliance. But in the future, any significant growth business that can stand on its own merits and achieve scale, benefit from our capitalization strategy, and obtain hard and soft dollar synergies from our portfolio can be in play. That’s where our larger acquisition opportunities in modular construction, signage, and IT services fit well.”

Annual Report / Form 10-K

To read the Company’s Form 10-K filing for fiscal year 2022 go to the following:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0000867028/000149315223012626/form10-ka.htm.

About FOMO WORLDWIDE, INC.

FOMO WORLDWIDE, INC. (https://www.fomoworldwide.com/) is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

About SMARTSolution Technologies L.P.

SMARTSolution Technologies L.P. (https://smarterguys.com/), a wholly owned subsidiary of FOMO WORLDWIDE, INC., is a Pittsburgh, PA–based audiovisual systems integration company that designs and builds presentation, teleconferencing and collaborative systems for businesses, education, and nonprofits including almost 200 school districts with hundreds of buildings and 200,000 students. SST is a leader in interactive display technologies for use in all types of curriculums and has been providing education technology solutions for over 27 years.

About CLEANSolution Technologies

CLEANSolution Technologies (https://www.cleansolutiontech.com/), also doing business as Energy Intelligence Center LLC, a wholly owned subsidiary of FOMO WORLDWIDE, INC., has over 10 years of experience in clean technology and energy efficiency technologies. CST offers clean air disinfection, LED retrofit, and HVAC management technologies and services with a focus on promoting clean air and higher energy efficiency levels in multi-family, commercial, and industrial buildings.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO WORLDWIDE, INC. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. Additionally, although the Company has announced letters of intent to acquire additional companies, there is absolutely no assurances that any such transactions will result in a completed acquisition. No information in this press release should be construed in any form, shape, or manner as an indication of the Company’s future revenues, financial condition, or stock price.

FOMO WORLDWIDE, INC.

Investor Relations

(630) 708-0750

IR@fomoworldwide.com